      As filed with the Securities and Exchange Commission on March 6, 2002

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            SILICON LABORATORIES INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                             74-2793174
        (State or other jurisdiction        (IRS Employer Identification No.)
      of incorporation or organization)

                                4635 BOSTON LANE
                               AUSTIN, TEXAS 78735
              (Address of principal executive offices) (Zip Code)

                            SILICON LABORATORIES INC.
                            2000 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan(s))

                                ----------------

                                NAVDEEP S. SOOCH
                CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                            SILICON LABORATORIES INC.
                                4635 BOSTON LANE
                               AUSTIN, TEXAS 78735
                     (Name and address of agent for service)
                                 (512) 416-8500
          (Telephone Number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                              Proposed Maximum
                                           Amount to be      Offering Price per           Proposed Maximum            Amount of
Title of Securities to be Registered      Registered(1)           Share(2)           Aggregate Offering Price(2)   Registration Fee
------------------------------------     ----------------    ------------------      ---------------------------   ----------------
2000 STOCK INCENTIVE PLAN
-------------------------------
Common Stock, $0.0001 par value          2,432,003 shares          $26.52                  $64,484,559.55              $5,932.58

EMPLOYEE STOCK PURCHASE PLAN
-------------------------------
Common Stock, $0.0001 par value            243,200 shares          $26.52                   $6,448,448.00                $593.26
                                         ----------------                                                          ----------------

                                         2,675,203 shares                             Aggregate Registration Fee       $6,525.84
                                         ================                                                          ================
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Stock Incentive Plan and Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on February 28, 2002, as reported by the Nasdaq National Market.

                  Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 2,675,203 shares of Common Stock of the Registrant for issuance under the Registrant's 2000 Stock Incentive Plan and Employee Stock Purchase Plan. The contents of the prior Registration Statement relating to the Plans, Filing No. 333-60794 and 333-39528, respectively, are incorporated herein by reference.

                                     PART II

               Information Required in the Registration Statement

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Silicon Laboratories Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed with the Commission on January 22, 2002;

         (b) The Registrant's Registration Statement No. 000-29823 on Form 8-A12G filed with the Commission on March 7, 2000, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  EXHIBITS

  Exhibit Number     Exhibit
  --------------     -------
        5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1          Consent of Ernst & Young LLP, Independent Auditors.
       23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.
       24            Power of Attorney.  Reference is made to pages II-2 and
                     II-3 of this Registration Statement.
       99.1*         Silicon Laboratories Inc. 2000 Stock Incentive Plan.
       99.2**        Silicon Laboratories Inc. Employee Stock Purchase Plan.

* Exhibit 99.1 is incorporated herein by reference to Exhibits 99.1 to Registrant's Registration Statement No. 333-60794 on Form S-8 filed with the SEC on May 11, 2001.

** Exhibit 99.2 is incorporated herein by reference to Exhibits 99.2 to Registrant's Registration Statement No. 333-39528 on Form S-8 filed with the SEC on June 16, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 6th day of March, 2002.

                                                SILICON LABORATORIES INC.


                                                By:  /s/ Navdeep S. Sooch
                                                     ---------------------------
                                                    Navdeep S. Sooch
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Silicon Laboratories Inc., a Delaware corporation, do hereby constitute and appoint Navdeep S. Sooch and John
W. McGovern and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                                   Date
---------                       -----                                   ----
                               Chief Executive Officer and Chairman
/s/ Navdeep S. Sooch           of the Board of Directors (principal     March 6, 2002
------------------------------ executive officer)
Navdeep S. Sooch


                               Vice President and Chief Financial
/s/ John W. McGovern           Officer (principal financial and         March 6, 2002
------------------------------ accounting officer)
John W. McGovern


                                      II-2


/s/ Jeffrey W. Scott           Vice President of Engineering and        March 6, 2002
------------------------------ Director
Jeffrey W. Scott


/s/ David R. Welland           Vice President of Technology and         March 6, 2002
------------------------------ Director
David R. Welland


/s/ William P. Wood            Director                                 March 6, 2002
------------------------------
William P. Wood


/s/ H. Berry Cash              Director                                 March 6, 2002
------------------------------
H. Berry Cash


/s/ William G. Bock            Director                                 March 6, 2002
------------------------------
William G. Bock

                                  EXHIBIT INDEX

  Exhibit Number     Exhibit
  --------------     -------
        5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1          Consent of Ernst & Young LLP, Independent Auditors.
       23.2          Consent of Brobeck, Phleger & Harrison LLP is contained
                     in Exhibit 5.
       24            Power of Attorney.  Reference is made to pages II-2 and
                     II-3 of this Registration Statement.
       99.1*         Silicon Laboratories Inc. 2000 Stock Incentive Plan.
       99.2**        Silicon Laboratories Inc. Employee Stock Purchase Plan.

* Exhibit 99.1 is incorporated herein by reference to Exhibits 99.1 to Registrant's Registration Statement No. 333-60794 on Form S-8 filed with the SEC on May 11, 2001.

** Exhibit 99.2 is incorporated herein by reference to Exhibits 99.2 to Registrant's Registration Statement No. 333-39528 on Form S-8 filed with the SEC on June 16, 2000.